Exhibit 99.1

July 2, 2008	Contact: Steve Taylor
FOR IMMEDIATE RELEASE	(509) 892-5287
Press Release 08-10

HuntMountain Releases Best Drill Results to Date at La Josefina Gold-Silver Project

(SPOKANE, WA)  HuntMountain Resources (OTCBB: HNTM) (Frankfurt: MPT) announced the Company’s best assay results to date from its ongoing diamond core drilling program at the La Josefina gold-silver project in Santa Cruz Province Argentina. New results from the “Veta Amanda” target include 2.85 meters (9.35 feet) at a gold equivalent grade* of 16.63 grams/tonne (0.49 ounces/ton) containing 0.4 meters (1.31 feet) of 50.2 g/t (1.46 oz/t) gold and 166 g/t (4.84 oz/t) silver from a depth of 29.6 meters (97.09 feet).  Additional significant assays from the Veta Amanda target are as follows:

HOLE	From	To	Interval	Gold	Silver	Gold Equiv.*
#	(m)	(m)	(m)	g/t	g/t	g/t
SVN-D08-078	29.15	32.0	2.85	14.78	96.82	16.63
including	29.60	30.0	0.40	50.2	166.0	53.38
including	30.0	30.8	0.8	18.25	161.0	21.33
SVN-D08-081	154.7	156.25	1.55	10.86	263.77	15.91
including	155.1	156.25	1.15	14.22	312.74	20.20
SVN-D08-084	167.8	169.23	1.43	15.63	286.54	21.12
including	168.4	169.23	0.83	21.4	245.0	26.09
SVN-D08-094	167.2	168.1	0.90	7.55	30.9	8.14

“We are very pleased with the latest series of results from Veta Amanda,” said Executive Vice President & COO Matt Hughes.  “The increase in size, continuity, and grade of mineralization exhibited within this target confirms our previous work at La Josefina and keeps our efforts on schedule to develop a NI 43-101-compliant resource by the end of 2008.”

The Veta Amanda target, located within the “Veta Norte” zone at La Josefina is one of most promising mineralized vein segments tested to date.  Drilling has confirmed continuity in depth up to 250 meters down dip and the vein remains open both at depth and along strike to the south.  Previously released assays from Veta Amanda have also yielded significant precious metal values including 2.3 meters of 13.23 g/t gold and 998 g/t silver at 41.0 meters depth and 1.1 meters of 13.28 g/t gold and 262.5 g/t silver at 124.2 meters depth.  One of the Company’s two operating core drills at La Josefina has been dedicated to an extensive step-out and infill program within the target area at an average density of one drill hole per thirty meters.

Certified sample preparation, gold and silver fire assay, and 28 element ICP analysis were carried out by ALS Chemex in Mendoza, Argentina and La Serena, Chile.

Previous assays from Veta Amanda are available at www.huntmountain.com within Press Releases 08-03, 08-06, and 08-08 corresponding to drill holes SVN-D07-001, SVN-D07-002, SVN-D07-003, SVN-D07-009, and SVN-D07-010.  The most recent assays from the Veta Amanda target over 1 g/t are included below.:

HOLE NUMBER	From (m)	To (m)	Interval (m)	Au g/t	Ag g/t

VETA AMANDA
SVN-D08-076	15.25	16.25	1.00	1.81	8.5
	17.25	18.2	0.95	1.61	12.7
	21.95	22.35	0.40	2.27	5.4
	29.15	29.6	0.45	1.15	1.5
	35.85	36.25	0.40	1.86	65.1

SVN-D08-078	29.15	29.6	0.45	8.41	53
	29.6	30	0.40	50.2	166
	30	30.4	0.40	14.1	142
	30.4	30.8	0.40	22.4	180
	30.8	32	1.20	3.05	47.4
	36.3	36.93	0.63	8.33	15.8

SVN-D08-080	25.65	26.05	0.40	16.9	20.4
	28.15	28.55	0.40	1.54	14.6

SVN-D08-081	154.7	155.1	0.40	1.205	123
	155.1	155.85	0.75	13.8	295
	155.85	156.25	0.40	15	346
	177.03	177.6	0.57	4.24	78.7
	220.97	221.2	0.23	2.16	11.6

SVN-D08-084	27.9	28.32	0.42	1.42	11.6
	167.8	168.4	0.60	7.66	344
	168.4	169.23	0.83	21.4	245
	193.45	194	0.55	6.58	58
	194	194.56	0.56	3.66	105
	195.56	195.98	0.42	1.68	102

SVN-D08-085	49.4	50.4	1.00	1.975	9.2
	51.4	51.96	0.56	0.958	6.4
	51.96	52.6	0.64	4.66	25.8
	52.6	53	0.40	2.75	22.8
	111	111.4	0.40	5.14	1.4

SVN-D08-086	155.35	155.9	0.55	2.27	106
	163	163.4	0.40	2.33	13.7
	171.6	172.2	0.60	1.08	1.2
	175.1	175.55	0.45	3.27	60.3
	175.86	176.6	0.74	4.13	33.9
	194	194.65	0.65	1.42	9.1

SVN-D08-087	49.75	50.15	0.40	3.38	1.1
	77.7	78.1	0.40	3.9	3.4
	86.7	87.1	0.40	19.1	46.8
	88	88.4	0.40	1.08	11.2

SVN-D08-093	169.33	169.85	0.52	3.32	17.9
	170.8	171.3	0.50	5.35	2.9

SVN-D08-094	167.2	167.66	0.46	12.95	37.3
	167.66	168.1	0.44	1.91	24.2
	169.15	169.65	0.50	1.19	13.6
	169.65	170.1	0.45	1.915	2.4

*Gold equivalent grade was calculated by dividing the silver assay result by 52.6 and adding it to the gold value. Gold and silver values reflect prices on 7/1/2008.  Troy ounces/short ton was calculated by dividing grams by 34.29 and rounding to 2 decimal places. Interval calculations are based on a weighted average using a 1.00 g/t cutoff value.

HuntMountain Resources is a U.S.-based junior exploration company engaged in acquiring, exploring and developing precious and base metals properties throughout North and South America. The Company currently controls and operates projects in Santa Cruz Argentina, Chihuahua Mexico, Nevada USA, and Quebec Canada.

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not even be anticipated. This news release is neither a prospectus nor an offer to sell securities or stocks in the company. It is intended for informational purposes only.

FOR FURTHER INFORMATION PLEASE CONTACT:
Steve Taylor, Vice President of Corporate Development
HuntMountain Resources
(509) 892-5287
staylor@huntmountain.com
www.huntmountain.com